UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2008

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 558-7711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.01 Financial Statements and Exhibits.

On November 17, 2008, SunTrust Banks, Inc. (the "Company" or the "Registrant") filed a current report on Form 8-K reporting its issuance on November 14, 2008 of Series C preferred stock to the U.S. Treasury and other securities (the "First Tranche Transaction"). The Company inadvertently omitted the publicly-available standard terms and conditions portion of the Letter Agreement which it filed as Exhibit 10.1 to that Form 8-K filing. The Company hereby amends its report to correct Exhibit 10.1. (Note that the First Letter Agreement was further amended by the parties on December 31, 2008, as explained in below).

Also, on January 2, 2009, the Company reported that it sold on December 31, 2008 shares of Series D preferred stock and other securities to the U.S. Treasury (the "Second Tranche Transaction"). The Second Tranche Transaction required certain technical amendments to the stock purchase warrant entered into in connection with the First Tranche Transaction and which the Company filed as Exhibit 4.1 to its Form 8-K filed November 17, 2008. The Company hereby amends its report to file as Exhibit 4.1 the common stock purchase warrant entered into in connection with the First Tranche Transaction, as amended by the Second Tranche Transaction.

Finally, the Company notes that the Letter Agreement related to the Second Tranche Transaction (the "Second Letter Agreement") sets forth certain technical amendments to the Letter Agreement entered into in connection with the First Tranche Transaction. The parties have not prepared or agreed upon a restated version of the First Letter Agreement, but the Company filed the Second Letter Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed January 2, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunTrust Banks, Inc.

January 5, 2009	By:	/s/ David A. Wisniewski

Name: David A. Wisniewski
Title: Group Vice President and Associate General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Warrant to Purchase up to 11,891,280 shares of Common Stock dated as of November 14, 2008.
10.1	Letter Agreement with U.S. Treasury Department dated as of November 14, 2008 (corrected to provide the Securities Purchase Agreement – Standard Terms).